AMENDMENT TO

THIRD PARTY SECURITIES LENDING RIDER

THIS AMENDMENT dated as of the 11th day of August 2022 (the “Amendment”) hereby amends the Third Party Securities Lending Rider, dated October 4, 2018, as previously amended between JPMorgan Trust I, JPMorgan Trust II, JPMorgan Trust IV, J.P. Morgan Fleming Mutual Fund Group, Inc., J.P. Morgan Mutual Fund Investment Trust, JPMorgan Institutional Trust, JPMorgan Insurance Trust, and Undiscovered Managers Funds (each, a “Trust”, and, collectively, the “Trusts”), on behalf of each series listed on Schedule A thereto severally and not jointly (each, a “Lender”), JPMorgan Chase Bank, N.A. (“J.P. Morgan”), and Citibank, N.A. (“Agent”), as amended (the “Rider”).

WITNESSETH:

WHEREAS, the parties entered into the Rider pursuant to which J.P. Morgan was appointed to provide certain Services described therein;

WHEREAS, the Parties wishes to amend the Agency Agreement to remove JPMorgan Trust III as a party to the Agreement;

WHEREAS, the parties desire to amend Schedule A to the Rider as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1. Definitions. Unless otherwise defined herein, defined terms used in this Amendment shall have the meaning ascribed to such terms in the Rider.

2. Amendments.

i. JPMorgan Trust III is hereby removed as a party to the Agreement, effective retroactively as of September 26, 2019.

ii. The Rider shall be amended as follows:

(A) Schedule A to the Rider is hereby deleted in its entirety and replaced with Schedule A attached hereto.

(B) Save as modified by this Amendment, the Rider is confirmed and shall remain in full force and effect.

3. Representations. Each party represents to the other parties that all representations contained in the Rider are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

4. Entire Agreement. This Amendment and the Rider and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Rider then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the parties. Each reference to the Rider shall hereafter be construed as a reference to the Rider as previously amended and further amended by this Amendment. Except as provided in this Amendment, the provisions of the Rider remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each Party hereto.

5. Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each party hereto may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by all parties.

6. Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

JPMorgan Chase Bank, N.A.	JPMorgan Trust I on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:	By:
Name:	Name:
Title:	Title:

Citibank, N.A., as Agent	JPMorgan Trust II on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:	By:
Name:	Name:
Title:	Title:

JPMorgan Trust IV on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:
Name:
Title:

J.P. Morgan Fleming Mutual Fund Group, Inc. on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:
Name:
Title:

J.P. Morgan Mutual Fund Investment Trust on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:
Name:
Title:

JPMorgan Institutional Trust on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:
Name:
Title:

JPMorgan Insurance Trust on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:
Name:
Title:

Undiscovered Managers Funds on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:
Name:
Title:

SCHEDULE A

List of Lenders & Accounts

Registered Investment Company	Fund Name	Custody Account Number(s)
J.P. Morgan Fleming Mutual Fund Group, Inc.	JPMorgan Mid Cap Value Fund	P 55368
J.P. Morgan Mutual Fund Investment Trust	JPMorgan Growth Advantage Fund	P 55987
JPMorgan Institutional Trust	JPMorgan Core Bond Trust	P 85578
JPMorgan Institutional Trust	JPMorgan Intermediate Bond Trust	P 85580
JPMorgan Insurance Trust	JPMorgan Insurance Trust Core Bond Portfolio	P 85534
JPMorgan Insurance Trust	JPMorgan Insurance Trust Global Allocation Portfolio	AGM21 / P 99136
JPMorgan Insurance Trust	JPMorgan Insurance Trust Income Builder Portfolio	AGM26 / P 99137
JPMorgan Insurance Trust	JPMorgan Insurance Trust Mid Cap Value Portfolio	P 84061
JPMorgan Insurance Trust	JPMorgan Insurance Trust Small Cap Core Portfolio	P 84005
JPMorgan Insurance Trust	JPMorgan Insurance Trust U.S. Equity Portfolio	P 85528
JPMorgan Trust I	JPMorgan California Tax Free Bond Fund	P 55552
JPMorgan Trust I	JPMorgan Corporate Bond Fund	P 13932 / P 15742 / 81570
JPMorgan Trust I	JPMorgan Diversified Fund	P 63357 / P 16989 / P 84004 / P 84003 / P 84000 / P 84001 / P 62334 / 24719 / P 62335 / P 86866
JPMorgan Trust I	JPMorgan Emerging Markets Debt Fund	24723 / P 84006
JPMorgan Trust I	JPMorgan Emerging Markets Equity Fund	24729
JPMorgan Trust I	JPMorgan Equity Focus Fund	P 14271
JPMorgan Trust I	JPMorgan Europe Dynamic Fund	24728
JPMorgan Trust I	JPMorgan Floating Rate Income Fund	11940 / P 14270
JPMorgan Trust I	JPMorgan Global Allocation Fund	35300 / P 14632 / P 13829 / 86877
JPMorgan Trust I	JPMorgan Global Bond Opportunities Fund	37198 / 37197 / P 32654
JPMorgan Trust I	JPMorgan Hedged Equity Fund	P 75526
JPMorgan Trust I	JPMorgan High Yield Municipal Fund	P 65126
JPMorgan Trust I	JPMorgan Income Builder Fund	43396 / 74296 / P 64499
JPMorgan Trust I	JPMorgan Income Fund	AEO27 / P 85465
JPMorgan Trust I	JPMorgan Intermediate Tax Free Bond Fund[1]	P 55551
JPMorgan Trust I	JPMorgan International Equity Fund	08858
JPMorgan Trust I	JPMorgan International Focus Fund	83364
JPMorgan Trust I	JPMorgan International Value Fund	24730
JPMorgan Trust I	JPMorgan Managed Income Fund	75036 / P 10752
JPMorgan Trust I	JPMorgan Mid Cap Equity Fund	P 81548 / P 84725
JPMorgan Trust I	JPMorgan New York Tax Free Bond Fund	P 55550
JPMorgan Trust I	JPMorgan Opportunistic Equity Long/Short Fund	P 92481
JPMorgan Trust I	JPMorgan Research Market Neutral Fund	P 55815

[1]	To be renamed JPMorgan National Municipal Income Fund on or about August 15, 2055.

JPMorgan Trust I	JPMorgan Short Duration Core Plus Fund	ABD53 / P 15727
JPMorgan Trust I	JPMorgan Small Cap Blend Fund	P 81384
JPMorgan Trust I	JPMorgan Small Cap Equity Fund	P 49565
JPMorgan Trust I	JPMorgan Small Cap Sustainable Leaders Fund	P 81550
JPMorgan Trust I	JPMorgan Strategic Income Opportunities Fund	51644 / P 73776 / 76755
JPMorgan Trust I	JPMorgan Tax Aware Equity Fund	P 55553
JPMorgan Trust I	JPMorgan Tax Aware Real Return Fund	P 60774
JPMorgan Trust I	JPMorgan Total Return Fund	P 73537
JPMorgan Trust I	JPMorgan U.S. Applied Data Science Value Fund	P 57631
JPMorgan Trust I	JPMorgan U.S. Equity Fund	P 55560
JPMorgan Trust I	JPMorgan U.S. GARP Equity Fund	P 57632
JPMorgan Trust I	JPMorgan U.S. Large Cap Core Plus Fund	P 61091
JPMorgan Trust I	JPMorgan U.S. Research Enhanced Equity Fund	P 55561
JPMorgan Trust I	JPMorgan U.S. Small Company Fund	P 55562
JPMorgan Trust I	JPMorgan U.S. Sustainable Leaders Fund	P 57634
JPMorgan Trust I	JPMorgan U.S. Value Fund	G 04421
JPMorgan Trust I	JPMorgan Unconstrained Debt Fund	23602 / P 12036 / 75048
JPMorgan Trust I	JPMorgan Value Advantage Fund	P 60363
JPMorgan Trust II	JPMorgan Core Bond Fund	36711 / P 85517
JPMorgan Trust II	JPMorgan Core Plus Bond Fund	38883 / P 87204
JPMorgan Trust II	JPMorgan Equity Income Fund	P 85485
JPMorgan Trust II	JPMorgan Equity Index Fund	P 85488
JPMorgan Trust II	JPMorgan Government Bond Fund	P 85520
JPMorgan Trust II	JPMorgan High Yield Fund	36759 / P 85522
JPMorgan Trust II	JPMorgan Large Cap Growth Fund	P 85483
JPMorgan Trust II	JPMorgan Large Cap Value Fund	P 85484
JPMorgan Trust II	JPMorgan Limited Duration Bond Fund	P 85514
JPMorgan Trust II	JPMorgan Mid Cap Growth Fund	P 85480
JPMorgan Trust II	JPMorgan Mortgage-Backed Securities Fund	P 85519
JPMorgan Trust II	JPMorgan Short Duration Bond Fund	P 85515
JPMorgan Trust II	JPMorgan Short-Intermediate Municipal Bond Fund	P 85504
JPMorgan Trust II	JPMorgan Small Cap Growth Fund	P 85478
JPMorgan Trust II	JPMorgan Small Cap Value Fund	P 85479
JPMorgan Trust II	JPMorgan SMID Cap Equity Fund	P 85482
JPMorgan Trust II	JPMorgan Sustainable Municipal Income Fund	P 85507
JPMorgan Trust II	JPMorgan Tax Free Bond Fund	P 85506
JPMorgan Trust IV	JPMorgan Core Focus SMA Fund	P 91675
JPMorgan Trust IV	JPMorgan Emerging Markets Research Enhanced Equity Fund	EPM58
JPMorgan Trust IV	JPMorgan Equity Premium Income Fund	P 74384
JPMorgan Trust IV	JPMorgan Hedged Equity 2 Fund	G 29315
JPMorgan Trust IV	JPMorgan Hedged Equity 3 Fund	G 29316
JPMorgan Trust IV	JPMorgan International Hedged Equity Fund	EQR71
JPMorgan Trust IV	JPMorgan Macro Opportunities Fund	ERH23
JPMorgan Trust IV	JPMorgan Preferred and Income Securities Fund	G 43972
JPMorgan Trust IV	JPMorgan Ultra-Short Municipal Fund	P 59481

Undiscovered Managers Funds	Undiscovered Managers Behavioral Value Fund	P 85326